UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

CREATIVE VISTAS, INC.
(Exact name of Registrant as specified in its Charter)

Arizona	0-30585	86-0464104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Forbes Street
Units 8-10
Whitby, Ontario, Canada L1N 9T3
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by Creative Vistas, Inc. (the "Company"), related to events, which occurred on December 31, 2005. The only portion of such Form 8-K being amended is to include the filing of financial statements required to be filed thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

  Audited Consolidated Financial Statements of Cancable Inc. for the two years ended November 30, 2004 and 2005.

(b) Pro Forma Financial Information.

  Creative Vistas, Inc. Pro Forma Combined Condensed Financial Statements (Unaudited).

(c) Exhibits

 10.1 Previously filed with the Form 8K on January 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE VISTAS, INC.

Date: March 16, 2006	By:	/s/ Sayan Navaratnam

Chief Executive Officer

Cancable Inc.

Consolidated Financial Statements
For the year ended November 30, 2005

Contents
Report of Independent Registered Public Accounting Firm	4
Consolidated Financial Statements
Balance Sheet	5
Statement of Operations	6
Statement of Stockholders’ Deficiency	7
Statement of Cash Flows	8
Summary of Significant Accounting Policies	9 - 12
Notes to Financial Statements	13 - 26

Report of Independent Registered Public Accounting Firm

To the Shareholders of
Cancable Inc.

We have audited the accompanying consolidated balance sheets of Cancable Inc. (the “Company”) as of November 30, 2005 and 2004 and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at November 30, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Summary of Significant Accounting Policies to the consolidated financial statements, the Company has an accumulated deficit of $5,776,774 and has a working capital deficiency of $7,576,486. Uncertainty exists as to whether the Company’s debenture holders will continue to defer payments of accrued interest and debenture principal during 2006. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in the Summary of Significant Accounting Policies. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP

Chartered Accountants
Markham, Ontario
December 22, 2005 (except for Note 15, which is as of January 28, 2006)

Cancable Inc.
Consolidated Balance Sheet
(United States dollars)

November 30 2005 2004	2005	2004
		(Note 1)
Assets
Current
Cash	$510,340	$1,224,816
Accounts receivable, net of allowance for
doubtful accounts of $42,567 (2004 - $22,683)	2,948,360	1,229,076
Inventory and supplies	217,345	140,448
Prepaid expenses	193,755	196,935
Other current assets	15,902	7,085
Current assets of discontinued operations (Note 1)	6,763	14,651
Deferred charges (Note 13)	--	212,682

	3,892,465	3,025,693

Property, plant and equipment (Note 2)	2,478,021	352,240
Deferred debt issuance costs	--	45,659

	$6,370,486	$3,423,592
Liabilities and Stockholders' Deficiency
Current
Accounts payable and accrued liabilities (Note 3)	$2,727,802	$2,053,156
Accrued interest - debentures (Notes 4,5)	3,014,639	1,837,560
Advance on potential acquisition (Note 13)	39,282	336,040
Current portion of obligation under capital leases (Note 7)	532,835	36,057
Convertible subordinated debentures (Note 4)	3,426,400	3,305,901
Subordinated debentures (Note 5)	1,727,993	1,694,709

	11,468,951	9,263,423

Liabilities of discontinued operations (Note 1)	201,079	200,434
Class A preference share warrants (Note 8)	--	99
Obligation under capital leases (Note 7)	1,379,595	72,801

	13,049,625	9,536,757
Commitments (Note 9)
Stockholders’ deficiency
Share capital (Note 8)	323,539	323,539
Deficit	(5,776,774)	(5,348,781)
Accumulated other comprehensive loss	(1,225,904)	(1,087,923

	(6,679,139)	(6,113,165)

	$6,370,486	$3,423,592

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Cancable Inc.
Consolidated Statement of Operations
(United States dollars)

For the year ended November 30	2005	2004

		(Note 1)

Revenue	$16,275,899	$11,416,220

Expenses
Materials	1,862,035	1,546,802
Salaries, wages and benefits	9,090,082	6,346,959
Selling, general and administration (Note 2)	1,005,720	353,622
Telephone	206,098	143,275
Training and recruiting	373,629	123,918
Travel and entertainment	54,085	11,738
Vehicles	2,238,882	1,939,635

	14,830,531	10,465,949

Income before interest, amortization, income taxes and discontinued operations	1,445,368	950,271

Interest (Note 11)	1,202,826	944,835
Amortization of debt discount	53,338	73,229
Amortization of debt issuance costs	44,679	75,337
Fair value adjustment of Class A preference share warrants (Note 8)	(99)	(2,922)
Amortization of property, plant and equipment	541,191	346,909

	1,841,935	1,437,388

Loss before discontinued operations	(396,567)	(487,117)

Discontinued operations (Note 1)	(31,426)	36,331

Net loss	$(427,993)	$(450,786)

Net loss per share (Note 14)
Continuing
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)
Discontinued
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Cancable Inc.
Consolidated Statement of Stockholders’ Deficiency
(United States dollars)
November 30,2005

	Share Capital	Deficit	Accumulated Other Comprehensive Loss	Total
Balance as at
November 30, 2003	$323,539	$(4,897,995)	$(570,215)	$(5,144,671)
Comprehensive loss
Net loss	--	(450,786)	--	(450,786)
Currency translation
Adjustment	--	--	(517,708)	(517,708)

Balance as at
November 30, 2004	323,539	(5,348,781)	(1,087,923)	(6,113,165)
Comprehensive loss
Net loss	--	(427,993)	--	(427,993)
Currency translation
Adjustment	--	--	(137,981)	(137,981)

Balance as at
November 30, 2005	$323,539	$(5,776,774)	$(1,225,904)	$(6,679,139)

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Cancable Inc.
Consolidated Statement of Cash Flows
(United States dollars)

For the year ended November 30	2005	2004

Cash provided by (used in)
Operating activities
Net loss	$(427,993)	$(450,786)
Items not involving cash
Amortization of property, plant and equipment	541,191	346,909
Amortization of debt issuance costs	44,679	75,337
Amortization of debt discount	53,338	73,229
Fair value adjustment of Class A preference share warrants	(99)	(2,922)
Gain on disposal of property, plant and equipment	(8,299)	(1,229)
Changes in non-cash working capital balances
Accounts receivable	(1,719,284)	(318,960)
Inventories	(76,897)	(50,260)
Prepaid expenses	3,180	(157,773)
Other current assets	(8,817)	1,104
Deferred charges	212,682	--
Accounts payable and accrued liabilities	674,647	522,809
Accrued interest - debentures	1,177,079	1,056,584
Discontinued operations	4,688	274,770

	470,095	1,368,812
Investing activities
Purchase of property, plant and equipment	(492,831)	(137,663)
Proceeds on sale of property, plant and equipment	18,283	6,789
Deferred charges	--	(212,682)

	(474,548)	(343,556)
Financing activities
Repayment of long-term debt	--	(210,205)
Proceeds from (repayment of) advance on potential acquisition	(296,758)	336,040
Repayment of obligation under capital lease	(363,025)	(14,751)
(Repayment of) proceeds from issuance of debentures	--	(167,390)

	(659,780)	(56,306)

Effect of exchange rates on cash	(50,243)	(49,110)

Increase (decrease) in cash	(714,476)	919,840

Cash, beginning of year	1,224,816	304,976

Cash, end of year	$510,340	$1,224,816

Supplementary Information
Cash paid for interest	$84,248	$12,414
Cash paid for income taxes	$--	$--

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Cancable Inc.
Summary of Significant Accounting Policies

November 30, 2005	(United States dollars)

Nature of Business	Cancable Inc. (the “Company”) is incorporated under the laws of Ontario and its principal business activity is the installation of broadband internet and cable services.

Basis of Presentation and Going Concern
These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

The Company has incurred net losses in each of the past two years ended November 30, 2005 and 2004 and has accumulated losses to date of $5,776,774 and a working capital deficiency of $7,576,486 at November 30, 2005. The Company's ability to continue as a going concern is uncertain and is dependent upon its ability to obtain the continued support of its subordinated debenture holders, including the ability of the Company to obtain approvals from the debenture holders allowing further advances under the subordinated debenture facility as necessary, and to achieve profitable operations. The Company’s financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Consolidation
These consolidated financial statements include the accounts of the Company and its wholly‑owned subsidiary, Cancable, Inc., which is incorporated under the laws of the State of Nevada in the United States of America. All significant intercompany transactions have been eliminated. The operations of the subsidiary Cancable, Inc. were discontinued during the year ended November 30, 2003 (Note 1).

Revenue Recognition
Revenue from installation services provided by the Company to regional broadband and cable service providers is recognized when the service is complete and collectability is reasonably assured. Revenue from the provision of technical support services is recognized when the service has been provided to the customer and collectability is reasonably assured.

Cancable Inc.
Summary of Significant Accounting Policies

November 30, 2005	(United States dollars)

Foreign Currency Translation
The Company’s functional currency is the Canadian dollar. These financial statements have been converted to U.S. dollars using a current exchange rate. Assets and liabilities are translated at the rate in effect at the balance sheet date. Revenues, expenses, gains and losses are translated at the rate of exchange in effect on the date of the transaction. Translation adjustments are included in accumulated other comprehensive loss.

Upon the termination of the Company’s U.S. operation, the amount of the translation adjustment attributable to that entity and accumulated in accumulated other comprehensive income (loss) is transferred to discontinued operations on the Statement of Operations and Deficit in the period the termination occurs.

Use of Estimates
The preparation of financial statements in accordance with United States generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosure of contingent assets and contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management's best estimates as additional information becomes available in the future.

Cash and Cash Equivalents	Cash and cash equivalents consist of balances with banks and liquid short-term investments with maturities of three months or less at the date of acquisition.

Allowance for Doubtful Accounts
The Company, in the normal course of business, monitors the financial condition of its customers and reviews the credit history of each new customer. The Company establishes an allowance for doubtful accounts based on available facts and circumstances and historical experience.

Inventory and Supplies	Inventory and supplies are stated at the lower of cost (on a first‑in, first‑out basis) and net realizable value.

Cancable Inc.
Summary of Significant Accounting Policies

November 30, 2005	(United States dollars)

Property, Plant and Equipment
Property, plant and equipment are recorded at cost less accumulated amortization. Amortization based on the estimated useful life of the asset is recorded on a straight‑line basis commencing in the month of acquisition of the asset as follows:

Vehicles	4 years
Tools and equipment	3 years
Computer hardware and software	3 years
Furniture and fixtures	3 years
Furniture and fixtures under capital lease	5 years
Office equipment	3 years
Leasehold improvements	lesser of 5 years or the term of the lease

Long-Lived Assets
The Company reviews its long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment. If the sum of these expected future cash flows is less than the carrying amount of the asset, the company recognizes an impairment loss in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value.

Deferred Debt Issuance Costs	Costs associated with the issuance of debt instruments are capitalized and amortized over the term of the related debt using the effective interest method.

Cancable Inc.
Summary of Significant Accounting Policies

November 30, 2005	(United States dollars)

Income Taxes
The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized at the enacted or substantially enacted tax rate expected to be applicable at the date of reversal for all significant temporary differences between the tax and accounting bases of assets and liabilities and for certain tax carryforward items. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the substantive enactment of the change. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Financial Instruments
Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments and the fair value of the financial instruments approximate their carrying value.

Leases
Leases that transfer substantially all of the benefits and risks of ownership of the leased assets to the Company, are capitalized by recording the present value of future minimum payments under the lease as a capital asset and a liability on the balance sheet. All other leases are accounted for as operating leases wherein lease payments are expensed as incurred.

Net Earnings (Loss) Per Share
Net earnings (loss) per share is calculated based on the weighted average number of shares outstanding during the year. The treasury stock method is used for the calculation of the dilutive effect of convertible debentures and Class A preference share warrants.

Recent Accounting
Pronouncements
In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (SFAS 150). SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity, including mandatorily redeemable non-controlling interests, and requires that those instruments be classified as liabilities on the balance sheet. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. In November 2003, the FASB issued FSP FAS 150-3 “Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests under FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, which deferred indefinitely the effective date for applying the specific provisions within SFAS 150 related to the classification and measurement of mandatorily redeemable non-controlling interests. The impact of the adoption of this SFAS has been reflected in these consolidated financial statements.

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

1.	Discontinued Operations

On July 9, 2003, the Board of Directors approved a plan to terminate the operations of its wholly owned subsidiary, Cancable, Inc. As a result, the operations for Cancable, Inc. have been reported separately in the Consolidated Statement of Operations and Deficit.

During the remainder of 2003, 2004 and 2005, the Company proceeded to dispose of the operations of its wholly owned subsidiary.

Summarized financial information for the discontinued operation is as follows:

	2005	2004
Revenue	$--	$--

Loss from discontinued operations	$31,426	$--
(Income) Loss on disposal of discontinued operations	--	$3,729

(Income) Loss before income taxes	$31,426	$3,729
Income taxes recovery	--	$(40,060)

Net (income) loss from discontinued operations	$31,426	$(36,331)

Assets of discontinued operations	$6,763	$14,651

Liabilities of discontinued operations (a)	$201,079	$200,434

(a) The liabilities relate to estimated amounts payable relating to the termination of supplier relationships. The Company cannot reasonably estimate the timing of the settlement of these liabilities as it is dependent upon future possible negotiations with the suppliers.

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

2.  Property, Plant and Equipment

			2005	2004

		Accumulated	Net Book	Net Book
	Cost	Amortization	Value	Value

Vehicles	$114,463	$96,426	$18,037	$15,428
Vehicles under capital lease	2,137,412	324,941	1,812,471	--
Tools and equipment	543,994	324,881	219,113	82,858
Computer hardware and software	1,111,138	882,219	228,919	101,513
Computer hardware and software under capital lease	109,766	46,834	62,932	95,691
Furniture and fixtures	46,508	33,910	12,598	23,953
Furniture and fixtures under capital lease	19,113	8,109	11,004	14,201
Office equipment	57,825	12,537	45,288	8,522
Office equipment under capital lease	42,236	--	42,236	--
Leasehold improvements	29,935	4,512	25,423	10,074

	$4,212,390	$1,734,369	$2,478,021	$352,240

During the year, the company purchased property, plant and equipment of $2,584,947 (2004 - $235,551) of which $2,092,116 (2004 - $97,888) were acquired by means of capital leases, with the remaining $492,831 (2004 - $137,663) paid in cash.

Included in selling, general and administration costs are property, plant and equipment write downs of $nil (2004 - $nil) and gains on disposal of property, plant and equipment of $8,299 (2004 - $1,229).

Amortization expense for assets under capital lease is $348,474 (2004 - $13,976).

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

3.	Accounts Payable and Accrued LiabilitiesDiscontinued Operations

	2005	2004

Trade accounts payable	$729,580	$599,476
Accrued salary and vacation pay	1,033,226	724,821
Accrued sales taxes and payroll taxes	171,505	478,973
Other	793,491	249,886

	$2,727,802	$2,053,156

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

4.	Convertible Subordinated Debentures

In July 2001, the Company issued convertible subordinated debentures for $2,656,000 (Cdn. $4,150,000). The debentures bear interest at a rate of 12%, 14%, 16% and 18% per annum in the first, second, third and fourth twelve-month periods during which the debentures are outstanding. The debentures are due July 12, 2005. The debenture holders agreed to postpone payment to December 31, 2005 when at that time they were repaid. (Note 15) The Company may make principal prepayments of 1/3 of the debenture amounts following completion of audited results for its fiscal years ending November 30, 2002, 2003 and 2004, subject to certain limits on free cash flows as defined under the terms of the debentures. The Company has entered into a general security agreement in favour of the convertible debenture holders.

During the year ended November 30, 2004, a convertible debenture originally issued at $126,015 (Cdn. $150,000) was repaid for $107,533 (Cdn. $128,000). The gain on this convertible debenture repayment of $18,482 is included in selling, general and administration in the Consolidated Statement of Operations. As at November 30, 2005, the issued convertible debentures are $2,807,313. Subsequent to the year end (Note 15), the Company entered into a transaction to repay the debenture.

The debentures, together with any accrued but unpaid interest, are convertible into common shares at the option of the holder on the maturity date or immediately prior to an initial public offering of the Company's common shares on an exchange suitable to the debenture holders. The portion of the debentures eligible for prepayment may also be converted into common shares immediately prior to prepayment.

Accrued interest includes interest related to the convertible subordinated debentures in the amount of $2,131,678 (2004 - $1,326,235) calculated using an effective interest rate of 13.98%.

In December 2002, the shareholders and debenture holders amended the terms of the debenture agreements such that the debentures will be convertible into common shares at a rate of $0.50 per common share (Cdn. $0.655).

Prior to December, 2002 the terms of the original debenture agreement required that the conversion price per common share was equal to the quotient obtained by dividing (A) the product of (i) earnings before interest, income taxes and amortization ("EBITDA") for the year ended November 30, 2001 multiplied by 5.55, multiplied by (ii) 1.33, by (B) 20,600,500; provided that, if the product arrived at by multiplying the figures contained in (A)(i) and (A)(ii) was 13,500,000 or less it would be deemed to be 13,500,000 and, if it was 18,500,000 or more, it would be deemed to be 18,500,000. Until such time as EBITDA was determined, the product of (A)(i) and (A)(ii) would be deemed to be 16,500,000.

The estimated fair value of the convertible subordinated debentures is $3,426,400 (2004 - $3,176,244).

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

5.	Subordinated Debentures

In December 2002, the company issued promissory notes totalling $656,000 (Cdn. $1,025,000) to two of its convertible subordinated debenture holders who are also the Class A preference share warrant holders. The Company's bank overdraft facility was repaid with the proceeds of the promissory notes. The promissory notes were due in January, 2003, bearing interest at 15% per annum. The promissory notes were collateralized by a general security agreement.

In February 2003, the above promissory notes were cancelled and replaced with subordinated debentures in the initial amount of $733,133, including accrued interest on the promissory notes of $12,148. Additional advances were made under the subordinated debenture agreement during the year ended November 30, 2003 for $685,815. The aggregate amount drawn on the subordinated debenture facility at November 30, 2005 was $1,727,993. At the time of each advance, in accordance with the subordinated debenture agreement, the Company is required to issue 6.26 common shares for each dollar advanced. A value was ascribed to these shares and included in share capital. The debt discount on the related subordinate debentures is amortized over the term of the debentures using the effective interest method.

The facility under which the subordinated debentures are created allows for drawings to a total amount of $2,141,500 (Cdn. $2,500,000) based on debenture holder approval. At November 30, 2005, $1,727,993 of the facility was utilized. Any funds advanced, together with accrued interest, are repayable on a demand basis with the facility maturing on January 31, 2005. Interest compounds and accrues at an annual rate of 15%. The payment of accrued interest on the debentures has been deferred indefinitely. Principal payments may be made from free cash flows as available with the balance due at maturity.

The subordinated debentures are due on demand and as such have been included in current liabilities. The debenture holders agreed to postpone payment to December 31, 2005 and they were repaid subsequent to year end (Note 15).

Accrued interest includes interest related to the subordinated debentures in the amount of $882,961 (2004 - $511,325).

The estimated fair value of the subordinated debentures is $1,727,993 (2004 - $1,626,015).

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

6.	Income Taxes

At November 30, 2005, the Company had U.S. net operating losses and Canadian non-capital losses of approximately $4,300,000 and $2,200,000, respectively. These losses are available to reduce taxable income for future years. The U.S. losses expire in 2021 through to 2023 and the Canadian losses expire in 2010 through to 2015.

Significant calculated values of the components of the Company's deferred tax assets as at November 30 are as follows:

	2005	2004
Deferred tax assets
Property, plant and equipment	$656,641	$540,184
Non-capital loss carry forwards	2,200,025	2,286,752
Other	25,374	41,845

	2,882,040	2,869,781
Valuation allowance	(2,882,040)	(2,869,781)
	$-	$-

The change in the valuation allowance is $ 12,259 (2004 - $793,170).

The expected tax recovery is reduced by the net of losses not utilized, difference between book and tax depreciation, reserves not allowed for income tax purposes and non-deductible expenses.

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

7.	Obligation Under Capital Leases

	2005	2004

Obligation under capital lease - 10%, due April 2008, repayable $382 principal and interest monthly, secured by certain office equipment	$10,821	$14,020

Obligation under capital lease - 11.7%, due May 2007, repayable $581 principal and interest monthly, secured by certain computer equipment	10,098	15,071

Obligation under capital lease - 10.9%, due July 2007, repayable $623 principal and interest monthly, secured by certain computer equipment	11,416	16,794

Obligation under capital lease -13.3%, due July 2007, repayable $347 principal and interest monthly, secured by certain computer equipment	6,071	8,968

Obligation under capital lease -11%, due June 2007, repayable $863 principal and interest monthly, secured by certain computer equipment	15,148	22,607

Obligation under capital lease -17%, due June 2007, repayable $1,305 principal and interest monthly, secured by certain computer equipment	21,037	31,398

Obligation under capital lease - 15.14%, due November, 2011, repayable $399 principal and interest monthly, secured by certain office equipment	17,453	--

Obligation under capital lease - 9.07%, due November , 2011, repayable $517 principal and interest monthly, secured by certain office equipment	22,640	--

Obligation under capital lease - 21.25%, due August, 2006, repayable $372 principal and interest monthly, secured by 108 vehicles	550,041	--

Obligation under capital lease - 8.87%, due July, 2009, repayable $449 principal and interest monthly, secured by 21 vehicles	420,985	--

Obligation under capital lease - 8.67%, due August, 2009, repayable $439 principal and interest monthly, secured by 14 vehicles	279,168	--

Obligation under capital lease - 8.67%, due September, 2009, repayable $439 principal and interest monthly, secured by 22 vehicles	444,886	--

Obligation under capital lease - 8.67%, due October, 2009, repayable $439 principal and interest monthly, secured by 5 vehicles	102,666	--

	1,912,430	108,858
Less amount due within one year included in current liabilities	532,835	36,057

	$1,379,595	$72,801

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

7.	Obligation Under Capital Leases (continued)

The future minimum lease payments are as follows:

2006	$987,067
2007	367,189
2008	325,304
2009	579,043
2010	10,998
2011	5,099
2,274,700

Less imputed interest	362,270

$1,912,430

Interest expense for the year related to capital assets was $ 84,250 (2004 - $4,698).

8.	Share Capital

	2005		2004
	Number	Amount	Number	Amount
Authorized
Unlimited number of common shares
Unlimited number of Class A convertible,
Retractable, cumulative, voting
preference shares

Issued and outstanding
Common shares	31,178,608	$ 323,539	31,178,608	$ 323,539

Common shares

As part of a subordinated debenture issue in the year ended November 30, 2003 (Note 5), the company was required to issue 12,628,108 common shares.

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

Warrants to purchase Class A preference shares

At November 30, 2005, the Company had outstanding warrants, which are convertible into Class A preference shares for nominal consideration, to the majority holders of the convertible subordinated debentures. The warrants were originally issued for proceeds of $3,360,400 (Cdn. $4,000,000), less issue costs of $238,657 (Cdn. $284,082). The conversion may take place at any time at the discretion of the warrant holders. As the Class A preference shares underlying the warrants are contingently puttable to the Company, the warrants have been recorded as a liability. Adjustments are made at each balance sheet date to value the warrants at their estimated fair value.

The fair value of the warrants as of the date of issuance is estimated to be $2,803,681. The fair value was calculated using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	5.5%
Expected life in years	4
Expected dividend yield	0.8%
Volatility	69%

In December 2002, the Company and warrant holders amended the terms of the warrants such that the warrants are convertible into 37,711,981 Class A preference shares for a nominal amount.

Prior to December 2002, the terms of the original debenture agreement specified that the conversion price was to be calculated based upon a formula applied to the November 30, 2001 audited operating results. The conversion price was to be equal to the quotient obtained dividing (i) the product of EBITDA multiplied by 5.55 by (ii) 20,600,500.

Class A preference shares

The Class A preference shares are convertible into common shares. There were no Class A preference shares issued or outstanding during the year ended November 30, 2005.

In December 2002, the conversion feature of the Class A preference shares into common shares was fixed at a rate of 1 to 1.

The Class A preference shares are mandatorily convertible upon completion of an initial public offering on an exchange suitable to the Class A preference shareholders. Should the Company not complete an initial public offering by June 30, 2006, the holders of the Class A preference shares may elect to sell the shares back to the Company at their then fair market value as determined under the terms of a shareholders' agreement.

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

The Class A preference shares pay a cash dividend equal to 5% of the conversion price per Class A preference share when declared.

Prior to December 2002, the conversion was at an amount equal to the quotient obtained by dividing (i) the product of EBITDA multiplied by 5.55 by (ii) 20,600,500. The conversion was to occur at any time following the date that the Board of Directors calculated the conversion price based upon the November 30, 2001 audited consolidated financial statements of the Company.

9.	Commitments

Lease commitments

The Company occupies premises under leases expiring in September 2006 and July 2008. The Company also leases vehicles under operating leases with varying expiry dates to 2009. Future minimum payments under the leases are as follows:

	Premises	Vehicles	Total

2006	$151,742	$374,112	$525,854
2007	139,308	273,649	412,957
2008	97,162	206,234	303,396
2009	--	59,422	59,422

	$388,212	$913,417	$1,301,629

Rent expense relating to operating leases is $ 661,887 (2004 - $888,229).

10.	Significant Customers

The Company is reliant on a small number of customers for the majority of its revenue due to the nature of the broadband and cable installation industry. The Company has 3 customers which, in aggregate, represented approximately 95% of 2005 revenue (2004 - 98%). Of these customers, one customer represented 82% of 2005 revenue (2004 - 79%). As at November 30, 2005, 2 customers represented 100% of accounts receivable (2004 - 3 customers represented 100%) of which one customer represented 79% of accounts receivable (2004 - one customer represented 62%).

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

11.	Related Party Transactions

During the year, the Company incurred interest charges of $1,095,168 (2004 - $847,933) related to debentures held by holders of Class A preference share warrants which are ultimately convertible into common shares (Note 8).

12.	Restructuring Costs

During 2002 and 2003, as part of the implementation of a plan to improve operating results, the Company recorded restructuring charges that included the termination of ten employees, related costs and the termination of certain lease commitments. The employees identified in connection with the workforce component reduction were dismissed prior to November 30, 2003.

The Company has completed the remaining elements during 2004.

The pre-tax financial components of the plan are summarized below:

	Severance	Lease Termination	Vehicle	Other	Total
Balance, November 30, 2003	$27,402	$15,731	$693	$514		$44,339
Restructuring expense	--	--	--	--		--
Cash payments	(27,402)	(15,731)	(693)	(514)		(44,339)

Balance, November 30, 2004	--	--	--	--		--
Restructuring expense	--	--	--	--		--
Cash payments	--	--	--	--		--

Balance November 30, 2005	$--	$--	$--	$--	$

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

13.      Potential Acquisition

During the year ended November 30, 2004, the company incurred $212,682 in professional fees related to the potential acquisition of another company. Management believed the acquisition would be completed during the year ended November 30, 2005 and deferred the charges. As the acquisition did not close, the deferred charges were written off.

The company received $336,040 in cash as an advance for the net assets that were expected to be acquired. During the year ended November 30, 2005, $296,758 was repaid and the remaining $39,282 has been shown as a liability on the balance sheet.

Subsequent to year end, the company repaid the advance in full.

The company has a contingent liability to a financial advisor in connection with the potential acquisition. The company has committed to pay 6% of the value of the transaction to the advisor upon completion of the acquisition.

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

14.  Net Loss Per Share

The following table sets forth the calculation of basic and diluted net loss per share

	2005	2004
Numerator for basic and diluted loss per share available to common shareholders - continuing operations	$(396,567)	$(487,117)

Numerator for basic and diluted net earnings (loss) per share available to common shareholders - discontinued operations	$(31,426)	$36,331

Denominator for basic and diluted net earnings (loss) per share - weighted average shares outstanding	31,178,608	31,178,608

Net loss per share
Continuing
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)
Discontinued
Basic	$0	$0
Diluted	$0	$0

Convertible debentures and Class A preference share warrants were excluded from diluted net loss per share figures as they were anti-dilutive.

Cancable Inc.
Notes to Consolidated Financial Statements

November 30, 2005	(United States dollars)

15.      Subsequent Event

On December 31, 2005, pursuant to a Stock Purchase Agreement, Cancable Holding Corp. (“Holding”) acquired all of the issued and outstanding shares of capital stock and any other equity interests of the Company from Covington Capital Corporation (“Covington”) and BMO Capital Corporation (“BMO”) for consideration of $1.00. At the same time, the Company entered into a series of agreements with Laurus Master Fund, Ltd. (“Laurus”) whereby the Company issued to Laurus a secured term note (the “Note”) in the amount of $6,865,000. In addition, Laurus has an option to acquire 49% of the common shares of Holding for nominal consideration. In connection therewith, the Company paid off certain debts of the Company to its previous stockholders, Covington and BMO, in the amount of $5,949,603 (Cdn. $6,934,350) of which $1,201,186 (Cdn. $1,400,000) is held in escrow. As the total amount owing to Covington and BMO at that date was $8,350,781 (Cdn. $9,732,958), the difference was converted to 4,272,683 common shares. The loan is secured by all of the assets of the Company and its subsidiaries.

The principal amount of the Note bears interest at the prime rate plus one and three quarters percent with a minimum rate of seven percent. The Note expires December 31, 2011. The Company and Holding have granted Laurus a right of first refusal with respect to any debt or equity financings for a perid of 180 days after closing.

Creative Vistas, Inc.
Pro Forma Combined Condensed Balance Sheet And Statements of Operations (Unaudited)

The unaudited pro forma data presented in the unaudited pro forma condensed consolidated financial statements is included in order to illustrate the effect on the Company’s financial statements of the transactions described below:

On December 31, 2005, Creative Vistas, Inc. (the “Registrant”) entered into an agreement, through its wholly-owned, newly-formed Delaware subsidiary, Cancable Holding Corp. (“Holding”), to acquire all of the issued and outstanding shares of capital stock and any other equity interests of Cancable Inc., an Ontario corporation (“Cancable”). To finance the acquisition, also on December 31, 2005, subsidiaries of the Registrant entered into a loan agreement with Laurus Master Fund, Ltd. (“Laurus”) to which the Registrant became a guarantor.

On December 31, 2005, the Registrant, Cancable, Holding, Covington Capital Corporation (“Covington”) and BMO Capital Corporation (“BMO”) entered into a Stock Purchase Agreement for the purchase by Holding of all the issued and outstanding shares of capital stock and any other equity interests of Cancable.

Also on December 31, 2005, Cancable and Holding entered into a series of agreements with Laurus whereby Cancable issued to Laurus a secured term note (the “Note”) in the amount of $6,865,000 and Holding issued to Laurus a related option to purchase up to 49 shares of common stock of Holding (up to 49% of the outstanding shares of Holding) at a price of $0.01 per share (the “Option”). The loan is secured by all of the assets of the Registrant and its subsidiaries: Creative Vistas Acquisition Corp., Iview Digital Video Solutions, Inc., Holding, Cancable and Cancable, Inc., a Nevada corporation and wholly owned subsidiary of Cancable. The principal amount of the Note bears interest at the prime rate plus one and three quarters percent with a minimum rate of seven percent and matures on December 31, 2011.

On December 31, 2005, pursuant to the Stock Purchase Agreement, Holding acquired all of the issued and outstanding shares of capital stock and any other equity interests of Cancable from Covington and BMO for consideration of CAD$1.00 cash, assumed the liability of approximately USD9,700,000, and also paid acquisition costs of approximately $252,000. In connection therewith, Cancable repaid certain debts of Cancable to its stockholders, Covington and BMO, in the amount CAD $6,934,350 using the proceeds of the Note.

The pro forma information is based on the following historical financial statements after giving effect to the acquisition of Cancable using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements, as if the acquisition of Cancable had occurred on January 1, 2004.

The audited financial statements of Cancable as of and for the year ended November 30, 2004 and 2005 are included in this Report on Form 8-K.

The unaudited financial statements of Cancable for the nine months ended August 31, 2005 are based on the internal unaudited financial statements of Cancable for the nine months ended August 31, 2005, which financial statements are not included in this Report on Form 8-K.

The audited financial statements of the Registrant for the year ended December 31, 2004 are included in the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 and are not included in this Report on Form 8-K. The unaudited financial statements of the Registrant for the nine months ended September 30, 2005 are included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and are not included in this Report on Form 8-K.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or indicative of results which may occur in the future.

In the opinion of management of the Company, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto of the respective companies.

CREATIVE VISTAS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	Creative Vistas, Inc.	Cancable Inc.	Pro Forma Adjustments Increase (Decrease)				Pro Forma Consolidated
	30-Sep	31-Aug
Assets
Current Assets
Cash and bank balances	$857,458	$866,285	$231,726	(e	)		$1,955,468
			(1)	(b	)
Accounts receivable, net	3,005,193	1,832,989					4,838,182
Income tax recoverable	338,252	-					338,252
Inventory and supplies	405,325	181,368					586,693
Prepaid expenses	347,570	241,885					589,455
Other current assets	-	15,261					15,261
Current assets of discontinued operations	-	6,756					6,756
Due from related parties	2,203	-					2,203
Deferred charges	-	212,935					212,935
Note receivable	62,496	-					62,496
	5,018,497	3,357,479	231,725				8,607,701
Property and equipment, net of depreciation	820,042	1,813,708					2,633,750
Note receivable	62,504	-					62,504
Goodwill	503,898	-	252,458	(b	)		5,244,352
			4,487,996	(c	)
Deferred financing costs, net	699,202	-	589,066	(d	)		1,288,268
Customer list	5,388	-					5,388
Deferred income taxes	35,834	-					35,834
	$7,145,365	$5,171,187	$5,561,245				$17,877,797
Liabilities and Shareholders' Equity (Deficiency)

Current Liabilities
Bank indebtedness	$2,176,203	$-				$	$2,176,203
Accounts payable	1,920,063	2,052,115					3,972,178
Other accrued liabilities	419,304	-	252,457	(b	)		529,304
			589,066	(d	)
			(731,523)	(e	)
Accrued interest	-	2,626,685	(2,626,685)	(e	)		-
Advance on potential acquisition	-	84,110					84,110
Current portion of obligation under capital leases	-	474,793					474,793
Deferred income	79,566	-					79,566
Deferred income taxes	25,858	-					25,858
Subordinated debentures	-	1,696,726	(1,696,726)	(e	)		-
Convertible subordinated debentures	-	3,364,400	(1,786,060)	(a	)		-
			(1,578,340)	(e	)
Current portion of convertible notes	1,100,000	-					1,100,000
Current portion of other notes payable	100,574	-					100,574
Due to related parties	7,690	-					7,690
	5,829,258	10,298,829	(7,577,811)				8,550,276
Convertible notes	1,594,121	-					1,594,121
Term Note	-	-	6,865,000	(e	)		6,865,000
Liabilities of discontinued operations	-	200,859					200,859
Obligation under captial leases	-	945,555					945,555
Notes payable to related parties	1,500,000	-					1,500,000
Other notes payable	71,840	-					71,840
Due to related parties	199,025	-					199,025
Derivative Financial Instruments	1,280,056	-					1,280,056
	10,474,300	11,445,243	(712,811)				21,206,732

Shareholders' equity (deficiency)
Share capital							-
Authorized							-
100,000,000 no par value common shares							-
50,000,000 shares of preferred stock							-
Issued							-
Share capital	-	323,539	(323,539)	(c	)		-
Accumulated paid-in capital	(264,605)	-	1,786,060	(a	)		(264,605)
			(1,786,060)	(c	)
Accumulated other comprehensive income (loss)	(74,211)	(1,100,185)	1,100,185	(c	)		(74,211)
Deficit	(2,990,119)	(5,497,410)	5,497,410	(c	)		(2,990,119)
	(3,328,935)	(6,274,056)	6,274,056				(3,328,935)

	$7,145,365	$5,171,187	$5,561,245				$17,877,797

CREATIVE VISTAS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2004

	Creative Vistas, Inc.	Cancable Inc.	Pro Forma Adjustments Increase (Decrease)		Pro Forma Consolidated

	For the period from January 1, 2004 to December 31, 2004	For the period from December 1, 2003 to November 30, 2004

Revenue	$8,457,670	$11,416,220	$-		$19,873,890
Cost of sales	5,883,779	-	-		5,883,779
	2,573,891	11,416,220	-		13,990,111
Operating expense
Project, selling, general and administration	4,065,051	10,812,858	-		14,877,909
	4,065,051	10,812,858	-		14,877,909
Income (loss) from operations	(1,491,160)	603,362	-		(887,798)
Interest and other expenses
Interest	133,419	944,835	(819,648	)(f)	893,619
			635,013	(g)
Amortization of deferred charges	125,379	-	117,813	(h)	243,192
Amortization of debt discount	-	73,229	-		73,229
Amortization of debt issuance costs	423,160	75,337	-		498,497
Fair value adjustment of Class A preference warants	-	(2,922)	-		(2,922)
	681,958	1,090,479	(66,822)		1,705,615
Loss before income taxes and discontinued operations	(2,173,118)	(487,117)	66,822		(2,593,413)
Income taxes	(149,922)	-			(149,922)
	(2,023,196)	(487,117)	66,822		(2,443,491)
Discontinued operations	-	36,331	-		36,331
Net loss	(2,023,196)	(450,786)	66,822		(2,407,160)
Other comprehensive income (loss):
Foreign currency translation adjustment	(86,650)	(517,708)	236,936		(367,422)
Comprehensive income (loss)	(2,109,846)	(968,494)	303,758		(2,774,582)
Basic weighted-average shares	30,014,753				30,014,753
Basic earnings per share	(0.07)				(0.08)
Diluted earnings per share	(0.07)				(0.08)

CREATIVE VISTAS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2005

	Creative Vistas, Inc.	Cancable Inc.	Pro Forma Adjustments Increase (Decrease)		Pro Forma Consolidated

	For the period from January 1, 2005 to September 30, 2005	For the period from December 1, 2003 to August 31, 2004

Revenue	$7,003,460	$10,904,031	$-		$17,907,491
Cost of sales	4,921,605	-	-		4,921,605
	2,081,855	10,904,031	-		12,985,886
Operating expense
Project, selling, general and administration	3,141,143	10,136,373	-		13,277,516
	3,141,143	10,136,373	-		13,277,516
Income (loss) from operations	(1,059,288)	767,658	-		(291,630)
Interest and other expenses
Interest	318,567	810,224	(761,395	)(i)	843,655
			476,259	(j)
Amortization of deferred charges	351,782	-	88,360	(k)	440,142
Amortization of debt discount	-	44,229	-		44,229
Amortization of debt issuance costs	-	52,796	-		52,796
Liquidated damages	137,703	-	-		137,703
Derivative instruments	(2,482,598)	-	-		(2,482,598)
Fair value adjustment of Class A preference warants	-	(96)	-		(96)
	(1,674,546)	907,153	(196,776)		(964,169)
Income (loss) before income taxes and discontinued operations	615,258	(139,495)	196,776		672,539
Income taxes	-	-			-
	615,258	(139,495)	196,776		672,539
Discontinued operations	-	(9,134)	-		(9,134)
Net profit (loss)	615,258	(148,629)	196,776		663,405
Other comprehensive income (loss):

Foreign currency translation adjustment	(60,502)	(12,262)	27,729		(45,035)
Comprehensive income (loss)	554,756	(160,891)	224,505		618,370
Basic weighted-average shares	30,557,317				30,557,317
Diluted weighted-average shares	30,557,317				30,557,317
Basic earnings per share	0.02				0.02
Diluted earnings per share	0.02				0.02

Creative Vistas, Inc. And Subsidiaries
Notes To Unaudited Pro Forma Condensed Consolidated Financial Statements

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed balance sheet as of September 30, 2005 present the historical results of operations for Creative Vistas, Inc. and subsidiaries as of September 30, 2005 and Cancable Inc. as of August 31, 2005 with pro forma adjustments as if the acquisition had taken place on September 30, 2005 in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

The accompanying unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2005 present the historical results of operations for Creative Vistas, Inc. and subsidiaries for the nine months period ended September 30, 2005 and Cancable Inc. for the nine month period ended August 31, 2005 with pro forma adjustments as if the acquisition had taken place on December 1, 2004 in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

The accompanying unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004 present the historical results of operations for Creative Vistas, Inc. and subsidiaries for the year ended December 31, 2004 and Cancable Inc. for the year ended November 30, 2004 with pro forma adjustments as if the acquisition had taken place on December 1, 2003 in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

As stated in its Form 8K which was filed on November 17, 2005, Creative Vistas, Inc.will restate the financial statements included in its Form 10KSB for the year ended December 31, 2004 relating to its accounting for the convertible term note, warrants and options and related registration rights in connection with its financing transaction entered into with Laurus Master Funds, Ltd. Once the restatement has been completed, the Company will file revised unaudited pro forma condensed consolidated financial statements by an amendment to this Form 8K.

Certain reclassifications have been made to the historical financial statements to condense and conform to the pro forma combined condensed financial statement presentation.

2. PRO FORMA ADJUSTMENTS

The following adjustments give pro forma effect to the transaction:

(a)	To reflect the conversion of convertible subordinated debenture by the Former shareholder	$ 1,786,060
(b)	To record acquisition costs of $252,457 and purchase price of CAD$1	$ 252,458
(c)	To eliminate Stockholders' Deficiency of the acquired company	$ 4,487,996
(d)	To record financing costs	$ 589,066
(e)	To record issuance of the secured term note and the repayment of certain obligations and the payment of various acquisition and financing costs	$ 6,865,000
(f)	To reflect the elimination of interest cost on convertible subordinated debentures and subordinated debentures for the twelve months ended November 30, 2004	$ 819,648
(g)	To record additional interest on the new secured term note for the twelve months ended November 30, 2004	$ 635,013
(h)	To record additional amortization of deferred charges for the twelve months period ended November 30, 2004	$ 117,813
(i)	To reflect the elimination of interest cost on convertible subordinated debentures and subordinated debentures for the nine months period ended August 31, 2005	$ 761,395
(j)	To record additional interest on the new secured term note for the nine months ended August 31, 2005	$ 476,259
(k)	To record additional amortization of deferred charges for the twelve months period ended November 30, 2004	$ 88,360